SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2003

Variagenics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-31035	04-3182077

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Hampshire St.
Cambridge, MA, 02139-1548

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (617) 588-5300

Item 5. Other Events and Regulation FD Disclosure.
Item 7. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT 99.1

Item 5. Other Events and Regulation FD Disclosure.

     On January 28, 2003, Variagenics, Inc. and Hyseq, Inc. issued a press release announcing that they have received approval from their respective shareholders for the merger of the two companies. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

     In addition, in response to a question during the Hyseq stockholders meeting regarding Hyseq’s stock price, Hyseq management stated that while Hyseq had not received any notification from Nasdaq regarding noncompliance with Nasdaq’s requirement of a minimum stock price of $1.00 per share, management would consider a number of alternatives in the future to ensure compliance with this requirement, including without limitation a potential reverse stock split.

Item 7. Financial Statements and Exhibits.

(c)  The following exhibits are filed with this report:

Exhibit Number	Description

99.1	Press release of Registrant dated January 28, 2003.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VARIAGENICS, INC. (Registrant)

Date: January 29, 2003	By:	/s/ Joseph S. Mohr

Joseph S. Mohr President and Chief Business Officer

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